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                                                                    EXHIBIT 99.1

                             JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(k)(1)

     The undersigned acknowledge and agree that the foregoing Statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to the Statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute on and the same instrument.

Dated:  February 12, 1999

                                     KENSINGTON ACQUISITION SUB, INC.


                                      By:        /s/ Marco De Benedetti
                                          --------------------------------------
                                          Name:  Marco De Benedetti
                                          Title: Co-President and Co-Secretary


                                      By:        /s/ Dr. Kurt J. Kinzius
                                          --------------------------------------
                                          Name:  Dr. Kurt J. Kinzius
                                          Title: Co-President and Co-Secretary


                                     OLIVETTI S.p.A.


                                      By:        /s/ Roberto Colaninno
                                          --------------------------------------
                                          Name:  Roberto Colaninno
                                          Title: Chief Executive Officer


                                     MANNESMANN AG


                                      By:        /s/ Dr. Goetz Mueller
                                          --------------------------------------
                                          Name:  Dr. Goetz Mueller
                                          Title: Executive Vice-President


                                      By:        /s/  Dr. Joachim Peters
                                          --------------------------------------
                                          Name:  Dr. Joachim Peters
                                          Title: Counsel